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                                                                     EXHIBIT 5.1

                                  GARY M. SMITH
                        Watterson Tower West - Suite 1020
                                1040 Bishop Lane
                           Louisville, Kentucky 40218
                                  502.454.4850


                                                              September 16, 2003

Board of Directors
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, KY 40509

Re:  Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

         Reference is made to the registration statement (the "Registration Statement") of Daugherty Resources, Inc., a British Columbia corporation (the "Company"), on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale from time to time by the selling shareholders named therein of up to an aggregate of 1,947,990 shares of shares of Common Stock, no par value, of the Company (the "Shares") issuable upon conversion or repayment of the Company's 7% Convertible Notes due September 5, 2008 (the "Notes") and exercise of related common stock purchase warrants (the "Warrants").

         We have examined the Registration Statement, the Amended and Restated Memorandum and the By-laws of the Company, the Notes, Warrants and agreements entered in connection with the issuance thereof, the Company's records of corporate proceedings for the authorization, issuance and sale of the Notes, Warrants and underlying Shares and such other records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Based upon the foregoing, it is our opinion that:

         1. The Company is duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

         2. The Shares to be issued upon conversion or repayment of the Notes and exercise of the Warrants have been duly authorized and, when issued in accordance with the Notes and Warrants, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/ Gary M. Smith
                                         -----------------
                                         Gary M. Smith,
                                         Attorney at Law